SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOUSEWARES

          GAMCO INVESTORS, INC.
                                 8/17/99            5,500-           27.1875
                                 8/13/99            1,000-           27.1250
                                 8/11/99            1,000-           27.1250
                                 8/10/99            4,500-           27.1167
                                 8/10/99            4,000-           27.1250
          GABELLI ADVISERS, INC.

                                 8/11/99            3,000-           27.0741
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/19/99           12,000-           27.1991
                                 8/18/99           12,000-           27.1366
                                 8/16/99            5,000-           27.1366



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.